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Exhibit 21.1


                        Subsidiaries of the Registrant

Subsidiary Name                                  State of Incorporation
---------------                                  ----------------------

Peet's Operating Company, Inc.                   Washington
(formerly Peet's Coffee and Tea, Inc.)

Peet's Trademark Company                         Washington

The West Bertona Group, Inc.                     Washington